Exhibit 10.1

FOURTH AMENDMENT
TO THE
ROGERS CORPORATION
ANNUAL INCENTIVE COMPENSATION PLAN

WHEREAS, Rogers Corporation, a Massachusetts corporation (the “Company”), maintains the Rogers Corporation Annual Incentive Plan (the “Plan”); and

WHEREAS, the Compensation and Organization Committee of the Board of Directors (the “Committee”) has determined that it is in the Company’s best interest to amend the Plan as set forth below.
NOW, THEREFORE, by virtue and in exercise of the power reserved to the Committee and pursuant to the authority delegated to the undersigned officer of the Company by action taken by the Committee, the Plan be and is hereby amended as follows, effective January 1, 2011:

By substituting Section 4.2 with the following new Section 4.2:

Performance Weights by Participant group are as follows:

Position	Rogers Sales Performance	Rogers Earning Per Share	Weighted Average Division Profit Performance [2]	Divisional Sales Performance	Divisional Profit Performance
Board Appointed Officers (other than the CEO)[1]	50%	50%
Other Corporate Participants	50%	25%	25%
Other Division Participants	15%	15%		35%	35%

1. Excluding the CEO

2. “The Weighted Average Division Profit Performance (WADPP) portion for each Corporate Report will be determined by multiplying 25% of his or her Target Award by the result obtained by the Weighted Average Division Profit Performance (WADDP%). WADDP% is calculated as follows:

A. (Division 2011 Sales Target / Rogers 2011 Sales Target) = Division Weighting %
B. Division Weighting % * Division Profit Attainment % = Division Weighted Attainment %
C. Sum of All Divisions’ (Division Weighted Attainment %) = WADPP%

Calculations of the actual percentage of the Target Awards will be made by interpolating between points on the Performance Measurement Schedule.

Not withstanding anything to the contrary contained herein, the Committee may in its sole discretion vary performance weights for each executive officer on a case-by-case basis as it deems appropriate.
Except as expressly amended by this Fourth Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, the Committee has caused this Fourth Amendment to the Plan to be duly executed on this 11th day of May, 2011.

ROGERS CORPORATION
By: /s/ Peter G. Kaczmarek Its: Senior Vice President